Exhibit 99.1
Sandisk Reports Fiscal First Quarter 2027 Financial Results
News Summary
•Fiscal first quarter revenue was $11.0 billion, up 23% sequentially, with GAAP net income reported at $8.1 billion ($52.60 diluted net income per share, up 20% sequentially). First quarter Non-GAAP diluted net income per share was $49.51.
•Returned $5.0 billion to stockholders through the repurchase of approximately 3.2 million shares during the quarter. Over the past two fiscal quarters, repurchased 6.0 million shares, representing approximately 4% of total shares outstanding.
•Announced today an eight-for-one forward stock split, effective November 19, 2026, to make stock more accessible, including to employees through its employee stock purchase plan.
•Expect second quarter 2027 revenue to be in the range of $12.2 billion to $12.6 billion, with expected Non-GAAP diluted net income per share on a pre-split basis in the range of $55.00 to $57.001.
MILPITAS, Calif. — October 29, 2026 — Sandisk Corporation (Nasdaq: SNDK) today reported fiscal first quarter financial results.
“We have started fiscal year 2027 with another quarter of strong performance, with robust and growing demand for our products driving outpaced growth in our data center business,” said David Goeckeler, Chairman and Chief Executive Officer of Sandisk. “We are executing on the strategy that we outlined at Investor Day, delivering growing and durable free cash flow through our technology leadership, deep customer partnerships, and disciplined financial management.”

Sandisk also announced an eight-for-one forward stock split of its common stock to make the stock more accessible, including to employees. The stock split will be effected through an amendment to Sandisk’s Amended and Restated Certificate of Incorporation. Each of the Company’s stockholders of record as of the close of business on November 9, 2026 will receive seven additional shares for each share held, which will be issued after market close on Thursday, November 19, 2026. Trading is expected to begin on a post-split adjusted basis at the market open on Friday, November 20, 2026. Sandisk’s overall market capitalization and stockholder ownership percentages will not be affected by the stock split. Additional information, including FAQs, regarding the stock split can be found at investor.sandisk.com.
1 All per-share information and metrics in this earnings release are presented on a pre-split basis and do not reflect the recently announced 8-for-1 stock split.

Q1 2027 Financial Highlights

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q1 2027	Q4 2026	Q/Q	Q1 2027	Q4 2026	Q/Q
Revenue	$11,031	$8,965	up 23%	$11,031	$8,965	up 23%
Gross Margin	85.0%	84.6%	up 0.4 ppt	85.1%	84.6%	up 0.5 ppt
Operating Expenses	$598	$545	up 10%	$513	$484	up 6%
Operating Income	$8,780	$7,037	up 25%	$8,871	$7,104	up 25%
Net Income	$8,101	$6,903	up 17%	$7,624	$6,162	up 24%
Diluted Net Income Per Share	$52.60	$43.97	up 20%	$49.51	$39.25	up 26%

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q1 2027	Q1 2026	Y/Y	Q1 2027	Q1 2026	Y/Y
Revenue	$11,031	$2,308	up 378%	$11,031	$2,308	up 378%
Gross Margin	85.0%	29.8%	up 55.2 ppt	85.1%	29.9%	up 55.2 ppt
Operating Expenses	$598	$511	up 17%	$513	$446	up 15%
Operating Income	$8,780	$176	*	$8,871	$245	*
Net Income	$8,101	$112	*	$7,624	$181	*
Diluted Net Income Per Share	$52.60	$0.75	*	$49.51	$1.22	*
* Not a meaningful figure
End Market Summary

Revenue ($ in millions)	Q1 2027	Q4 2026	Q/Q	Q1 2026	Y/Y
Datacenter	$4,802	$2,977	up 61%	$269	*
Edge	$5,832	$5,432	up 7%	$1,387	up 320%
Consumer	$397	$556	down 29%	$652	down 39%
Total Revenue	$11,031	$8,965	up 23%	$2,308	up 378%
* Not a meaningful figure
Additional details can be found within the Company’s earnings presentation, which is accessible online at investor.sandisk.com.

Business Outlook for Fiscal Second Quarter of 2027

(in millions, except per share amounts)	GAAP	Non-GAAP(1)
Revenue	$12,200 - $12,600	$12,200 - $12,600
Gross Margin	84.4% - 85.4%	84.5% - 85.5%
Operating Expenses	$677 - $745	$540 - $560
Tax Expense (2)	N/A	14.3%
Diluted Net Income Per Share	N/A	$55.00 - $57.00
Diluted Shares Outstanding	~ 151	~ 151
(1) Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $9 million to $12 million. The Company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense, totaling approximately $137 million to $185 million. Non-GAAP diluted net income per share guidance excludes these items totaling $146 million to $197 million. The timing and amount of charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted net income per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of certain other adjustments included in the Company's Non-GAAP diluted net income per share guidance are dependent on the timing and determination of certain actions or events and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted net income per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, and diluted net income per share, respectively) are not available without unreasonable effort.
(2) Non-GAAP tax expense is determined based on a Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax expense may differ from our GAAP tax expense (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax expense for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Investor Communications
The investment community conference call to discuss fiscal first quarter results and the Company’s business outlook for the fiscal second quarter of 2027 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.sandisk.com.
About Sandisk
Built on more than three decades of innovation, Sandisk is a vertically integrated global semiconductor company dedicated to delivering memory technologies that help people and businesses unlock the potential of their data. From the enterprise SSDs powering AI infrastructure to consumer devices and connected systems at the edge, Sandisk designs and manufactures memory solutions that fuel the modern digital economy. To learn more, visit www.sandisk.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding expectations for: the Company’s business outlook and operational and financial performance for the fiscal second quarter of 2027 and beyond; growth and demand trends for the Company's products and business; the benefits of the Company’s technology leadership, customer partnerships, and financial management strategy; the Company’s ability to execute on its business strategy and deliver growing and durable free cash flow; and the timing and impact of the stock split. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. The financial results for the Company’s fiscal first quarter ended October 2, 2026 included in this press release represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-Q may differ from these results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse changes in global or regional economic conditions, including the impact of evolving trade policies, tariff regimes, and trade wars, and the effects of global health crises; volatility in demand for the Company’s products; pricing trends and fluctuations in average selling prices; inflation; changes in interest rates and a potential economic recession; the impact of business and market conditions; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and management of technology transitions; risks associated with strategic initiatives, including restructurings, acquisitions, divestitures, cost saving measures and joint ventures; risks related to product defects; difficulties or delays in product ramps, manufacturing or other supply chain disruptions; our reliance on strategic relationships with key partners, including Kioxia Corporation; risks related to our long-term agreements, or New Business Models ("NBMs"); fluctuation of our operating results, including due to changes in demand, industry cycle and timing of customer deployments, and our ability to accurately forecast demand; the attraction, retention and development of skilled management and technical talent; risks associated with the use of artificial intelligence in our business operations; risks related to the Company's financial guarantees and other financial obligations; risks related to the Company's share repurchase program; changes to the Company’s relationships with key customers or consolidation among our customer base; compromise, damage or interruption from cybersecurity incidents or other data system security risks; our reliance on intellectual property; fluctuations in currency exchange rates; actions by competitors; risks associated with compliance with changing legal and regulatory requirements; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K, as such filings may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Sandisk and the Sandisk logo are registered trademarks or trademarks of Sandisk Corporation or its affiliates in the United States and/or other countries.

SANDISK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; except par value, unaudited)

	October 2, 2026	July 3, 2026
ASSETS
Current assets:
Cash and cash equivalents	$5,136	$4,762
Accounts receivable, net	6,585	4,708
Inventories	3,016	2,698
Income tax receivable	41	22
Other current assets	574	590
Total current assets	15,352	12,780
Marketable equity securities	2,289	1,777
Property, plant and equipment, net	705	674
Notes receivable and investments in Flash Ventures	827	678
Goodwill	4,995	4,994
Income tax receivable, non-current	186	169
Deferred tax assets	69	66
Other non-current assets	1,370	1,369
Total assets	$25,793	$22,507
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$736	$516
Accounts payable to related parties	549	460
Accrued expenses	329	313
Accrued compensation	447	657
Refund liabilities	1,597	1,500
Contract liabilities	777	849
Income tax payable, current	1,516	1,286
Total current liabilities	5,951	5,581
Non-current contract liabilities	752	393
Deferred tax liabilities	144	161
Income tax payable, non-current	431	258
Other liabilities	381	378
Total liabilities	7,659	6,771
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 450 shares; issued — 150 shares and outstanding — 144 shares (as of July 3, 2026 issued — 149 shares and outstanding — 146 shares)	$2	$1
Treasury stock	(9,581)	(4,537)
Additional paid-in capital	10,211	10,879
Accumulated other comprehensive loss	(248)	(256)
Retained earnings	17,750	9,649
Total shareholders’ equity	18,134	15,736
Total liabilities and shareholders’ equity	$25,793	$22,507

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 2, 2026	October 3, 2025
Revenue, net	$11,031	$2,308
Cost of revenue	1,653	1,621
Gross profit	9,378	687
Operating expenses:
Research and development	384	316
Selling, general and administrative	214	179
Business separation costs	—	9
Employee termination and other	—	(3)
Loss on business divestiture	—	10
Total operating expenses	598	511
Operating income	8,780	176
Interest and other income (expense), net:
Gain on equity securities, net	513	—
Interest income	51	16
Interest expense	(2)	(40)
Other income (expense), net	(23)	(28)
Total interest and other income (expense), net	539	(52)
Income before taxes	9,319	124
Income tax expense	1,218	12
Net income	$8,101	$112

Net income per common share:
Basic	$55.49	$0.77
Diluted	$52.60	$0.75

Weighted average shares outstanding:
Basic	146	146
Diluted	154	149

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended
	October 2, 2026	October 3, 2025
Cash flows from operating activities
Net income	$8,101	$112
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	43	36
Stock-based compensation	91	53
Deferred income taxes	(20)	3
Gain on equity securities, net	(513)	—
Unrealized foreign exchange (gain) loss	(15)	1
Loss on business divestiture	—	10
Amortization of debt issuance costs and discounts	1	2
Equity loss in investees, net of dividends received	18	27
Other non-cash operating activities, net	4	(6)
Changes in:
Accounts receivable, net	(1,877)	(125)
Inventories	(318)	172
Accounts payable	197	30
Accounts payable to related parties	89	86
Accrued expenses	(24)	(65)
Accrued compensation	(215)	35
Refund liability	97	25
Contract liabilities	287	(3)
Income taxes payable	403	(40)
Other assets and liabilities, net	14	135
Net cash provided by operating activities	6,363	488
Cash flows from investing activities
Purchases of short-term investments	(70)	—
Purchases of property, plant and equipment	(54)	(50)
Proceeds from dispositions of business	34	25
Notes receivable issuances to Flash Ventures	(151)	(87)
Notes receivable proceeds from Flash Ventures	3	97
Net cash used in investing activities	(238)	(15)
Cash flows from financing activities
Taxes paid on vested stock awards under employee stock plans	(755)	(15)
Repurchases of common stock	(5,000)	—
Repayment of debt	—	(500)
Net cash used in financing activities	(5,755)	(515)
Effect of exchange rate changes on cash	4	3
Net increase (decrease) in cash and cash equivalents	374	(39)
Cash and cash equivalents, beginning of year	4,762	1,481
Cash and cash equivalents, end of period	$5,136	$1,442

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	October 2, 2026	July 3, 2026	October 3, 2025
GAAP gross profit	$9,378	$7,582	$687
Stock-based compensation expense	6	6	4
Non-GAAP gross profit	$9,384	$7,588	$691

GAAP gross margin(1)	85.0%	84.6%	29.8%
Non-GAAP gross margin(1)	85.1%	84.6%	29.9%

GAAP operating expenses	$598	$545	$511
Stock-based compensation expense	(85)	(61)	(49)
Business separation costs	—	—	(9)
Employee termination and other	—	—	3
Loss on business divestiture	—	—	(10)
Non-GAAP operating expenses	$513	$484	$446

GAAP operating income	$8,780	$7,037	$176
Gross profit adjustments	6	6	4
Operating expense adjustments	85	61	65
Non-GAAP operating income	$8,871	$7,104	$245

GAAP operating margin(1)	79.6%	78.5%	7.6%
Non-GAAP operating margin(1)	80.4%	79.2%	10.6%

GAAP interest and other income (expense), net	$539	$812	$(52)
Gain on equity securities, net	(513)	(804)	—
Other, net	3	—	10
Non-GAAP interest and other income (expense), net	$29	$8	$(42)

GAAP income tax expense	$1,218	$946	$12
Income tax adjustments	58	4	10
Non-GAAP income tax expense	$1,276	$950	$22
(1) GAAP and Non-GAAP gross margins are calculated by dividing GAAP and Non-GAAP gross profit, respectively, by Revenue, net. GAAP and Non-GAAP operating margins are calculated by dividing GAAP and Non-GAAP operating income, respectively, by Revenue, net.

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 2, 2026	July 3, 2026	October 3, 2025
GAAP net income	$8,101	$6,903	$112
Stock-based compensation expense	91	67	53
Business separation costs	—	—	9
Employee termination and other	—	—	(3)
Loss on business divestiture	—	—	10
Gain on equity securities, net	(513)	(804)	—
Other, net	3	—	10
Income tax adjustments	(58)	(4)	(10)
Non-GAAP net income	$7,624	$6,162	$181

Diluted net income per share
GAAP	$52.60	$43.97	$0.75
Non-GAAP	$49.51	$39.25	$1.22

Diluted weighted average shares outstanding	154	157	149

Cash flows
Cash flow from operating activities	$6,363	$7,126	$488
Purchases of property, plant and equipment, net	(54)	(43)	(50)
Free cash flow	6,309	7,083	438
Activity related to Flash Ventures, net	(148)	(110)	10
Impact of NBM prepayments and deposits	(465)	(1,938)	—
Adjusted free cash flow	$5,696	$5,035	$448

Operating cash flow margin(2)	57.7%	79.5%	21.1%
Adjusted free cash flow margin(2)	51.6%	56.2%	19.4%
(2) Operating cash flow margin and Adjusted free cash flow margin are calculated by dividing Cash flow from operating activities and Adjusted free cash flow, respectively, by Revenue, net.

To supplement the consolidated financial statements presented in accordance with GAAP, the table above sets forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP operating margin; Non-GAAP interest and other income (expense), net; Non-GAAP income tax expense; Non-GAAP net income; Non-GAAP diluted net income per share; Non-GAAP diluted weighted average shares outstanding; Free cash flow; Adjusted free cash flow; Operating cash flow margin; and Adjusted free cash flow margin (collectively, the “Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. The Company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, the Company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains, and losses that the Company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the Company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense, business separation costs, employee termination and other, loss on business divestiture, gain on equity securities, net, other adjustments, and income tax adjustments. The Company believes these measures, along with the related reconciliations to the most directly comparable GAAP measures, provide additional detail and comparability for assessing the Company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the Company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
As described above, the Company excludes the following items from its Non-GAAP measures:
Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of the business over time and compare it against the Company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.
Business separation costs. On October 30, 2023, Western Digital Corporation (“WDC”) announced that its board of directors (the “WDC Board of Directors”) authorized management to pursue a plan to separate the Company into an independent public company. The separation received final approval by the WDC Board of Directors and was completed on February 21, 2025. Prior to February 21, 2025, the Company was wholly owned by WDC. As a result of the plan, the Company incurred separation and transition costs through the completion of the separation of the companies. The separation and transition costs are recorded within Business separation costs in the Consolidated Statements of Operations. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying results of its business.

Employee termination and other. From time to time, in order to realign the Company’s operations with anticipated market demand, the Company may terminate employees and/or restructure its operations. From time to time, the Company may also incur charges from the impairment of long-lived assets. In addition, the Company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods as well as from taking actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the Company believes they are not indicative of the underlying performance of its business.
Loss on business divestiture. In connection with the Company’s strategic decision to outsource the manufacturing of certain components and assemblies, on September 28, 2024, the Company completed the sale of 80% of its equity interest in one of its manufacturing subsidiaries. On September 25, 2025, the Company entered into an Amendment No. 1 to the Amended and Restated Equity Purchase Agreement that included a $10 million provision for working capital support. The Company recognized the adjustment as a Loss on business divestiture during the first fiscal quarter of 2026. The overall transaction resulted in a discrete gain, which the Company believes is not indicative of the underlying performance of its ongoing business operations.
Gain on equity securities, net. Gain on equity securities, net consists of ongoing mark-to-market adjustments on the Company’s investments in marketable equity securities, the gains from the sale of equity investments and related impairment charges. These charges do not reflect the Company’s operating results, and the Company believes these charges are not indicative of the underlying performance of its business.
Other adjustments. From time to time, the Company incurs charges or gains that the Company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.
Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the Company believes that they are not indicative of the underlying performance of its ongoing business.
Additionally, Free cash flow is defined as Cash Flow from operating activities less purchases of property, plant and equipment, net. Adjusted free cash flow is defined as Free cash flow plus the activity related to Flash Ventures, net less the impact of cash prepayments under New Business Model (“NBM”) agreements (the “NBM Prepayments”) and deposits received and returned under NBM agreements (the “NBM Deposits” and together with the NBM Prepayments, the “NBM Payments”). The Company is adjusting cash flow for the NBM Payments because the Company believes that these cash flows are not indicative of the core underlying cash flows of the Company’s business. The Company considers Free cash flow and Adjusted free cash flow generated in any period to be useful indicators of cash that is available for strategic opportunities, including, among others, investing in the Company’s business, making strategic acquisitions and strengthening the balance sheet.

Company Contacts:
Sandisk Corporation

Investor Contact:	Media Contact:
Ivan Donaldson	Media Relations
E: ivan.donaldson@sandisk.com	mediainquiries@sandisk.com
investors@sandisk.com